As filed with the Securities and Exchange Commission on June 30, 2006
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1995728
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices)

AMENDED AND RESTATED 1997 DIRECTOR EQUITY PLAN
(formerly entitled 1997 Director Stock Option Plan)
(Full Title of the Plan)
PAUL R. SOHMER, M.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
TriPath Imaging, Inc.
780 Plantation Drive
Burlington, North Carolina 27215
(336) 222-9707
(Name, Address and Telephone Number of Agent for Service)

with copies to:
JAMES T. BARRETT, ESQ.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered(1)(2)	Share(3)	Price(3)	Registration Fee
Common Stock, $0.01 par value	150,000 shares	$6.52	$978,000	$105

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)	This Registration Statement registers an additional 150,000 shares issuable under our Amended and Restated 1997 Director Equity Plan (the “Plan”). We have previously registered 450,000 shares issuable under the Plan (Registration Statement No. 333-41467, Registration Statement No. 333-74936 and Registration Statement No. 333-116274).

(3)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) and Rule 457(h)(1) and based upon the average of the high and low sale prices on June 26, 2006 as reported by the Nasdaq National Market.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Statement regarding incorporation by reference from effective registration statements:
     This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to our Amended and Restated 1997 Director Equity Plan (the “Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Forms S-8 (File Nos. 333-41467, 333-74936 and 333-116274) with the Securities and Exchange Commission on December 4, 1997, December 12, 2001 and June 8, 2004 in their entirety and including exhibits thereto, relating to the registration of 100,000, 200,000 and 150,000 shares of our Common Stock, $0.01 par value per share, respectively, authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 150,000 shares of Common Stock to be issued under the Plan.
Item 8. Exhibits.
     See Exhibit Index immediately following the signature page.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, North Carolina, on this 29th day of June 2006.

TRIPATH IMAGING, INC.

By:	/s/ Paul R. Sohmer, M.D.

Paul R. Sohmer, M.D. President and Chief Executive Officer
POWER OF ATTORNEY
     We, the undersigned officers and directors of TriPath Imaging, Inc., hereby severally constitute and appoint Paul R. Sohmer, Stephen P. Hall and James T. Barrett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul R. Sohmer, M.D. Paul R. Sohmer, M.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 29, 2006
/s/ Stephen P. Hall Stephen P. Hall	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2006
Haywood D. Cochrane, Jr.	Director	June 29, 2006
/s/ Robert E. Curry, Ph.D. Robert E. Curry, Ph.D.	Director	June 29, 2006
/s/ Richard A. Franco, R. Ph. Richard A. Franco, R. Ph	Director	June 29, 2006
/s/ Arthur T. King, Ph.D. Arthur T. King, Ph.D.	Director	June 29, 2006
/s/ Gail F. Lieberman Gail F. Lieberman	Director	June 29, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 0-22885) and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant. Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 0-22885) and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of Independent Registered Public Accounting Firm. Filed herewith

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Opinion of Edwards Angell Palmer & Dodge LLP, filed as Exhibit 5.1 herewith).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).